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                                                                    EXHIBIT 24.3

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 22, 1996 (except Note 12, as to which the date
is October 3, 1996) in the Registration Statement (Form S-1 No. 333-       ) and
the related Prospectus of Cal-Maine Foods, Inc. for the registration of 2,875,000 shares of its common stock and 250,000 shares of its Representative's warrants.

     Our audits also included the financial statement schedule of Cal-Maine Foods, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                        ERNST & YOUNG LLP

October 24, 1996